Exhibit 99-B.4.26
                       Aetna Insurance Company of America

                                   Endorsement

The Contract is endorsed as follows.

Add the following to Section 1., Definitions.

         Dollar Cost Averaging - A program that permits the Contract Holder to systematically transfer amounts from any of the Funds and the one-year guaranteed term of the AG Account to any of the Funds by completing the appropriate section of the enrollment form or a Dollar Cost Averaging election form.

Delete Section 1.11, Contract Holder, and replace it with the following:

         1.11 Contract Holder - The person who purchases this Contract. We reserve the right to limit ownership to natural persons. If more than one Contract Holder owns the Contract, each Contract Holder shall be a joint Contract Holder. Any joint Contract Holder must be the spouse of the other joint Contract Holder. Joint Contract Holders have joint ownership rights and both must authorize any exercising of those ownership rights unless otherwise allowed by Us. If the Contract is owned by a nonnatural person, the death benefit will be paid at the death of the Annuitant and a new Annuitant may not be named.

Delete Section 1.19, Market Value Adjustment, and replace it with the following:

         1.19 Market Value Adjustment - An adjustment that may apply to a withdrawal or transfer from the AG Account before the end of a guaranteed term as described in Section 7.11.

Delete Section 3.02, Transfer of Ownership and replace it with the following:

                  A Contract Holder may transfer all of his or her rights under the Contract. We reserve the right not to accept an assignment or transfer to a nonnatural person. A written request, dated and signed by the Contract Holder and any joint Contract Holder, must be filed at our Home Office. After the transfer is recorded, it win take effect as of the date the request was signed. Any such transfer terminates the interest of any existing Contract Holder. It does not change the Beneficiary, nor transfer the Beneficiary's interest. A transfer will not affect any payments We may make or actions We may take before such transfer has been recorded at our Home Office.

Delete Section 4.01, Beneficiary, and replace it with the following:

         4.01 Beneficiary - The Contract Holder may name a Beneficiary and a contingent Beneficiary. At the death of the Contract Holder prior to the Annuity Date, the Beneficiary(ies) named in our records will receive a death benefit as stated in Section 10. Upon the death of either joint Contract Holder prior to the Annuity Date, the surviving joint Contract Holder, if any, will be treated as the designated Beneficiary and any other Beneficiary designation on record with Us at the time of death is treated as a contingent Beneficiary. If the Contract


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                  Holder is a nonnatural person, the death benefit will be paid to the Beneficiary at the death of the Annuitant.

Delete Section 4.03, Death of Beneficiary, and replace it with the following:

        4.03 Death of Beneficiary - If all of the Beneficiaries and contingent Beneficiaries die prior to the Contract Holder's death, We pay the death benefit in one sum to the Contract Holder's estate. If the Contract Holder is a nonnatural person, and all of the Beneficiaries and contingent Beneficiaries die prior to the Annuitant's death, We pay the death benefit in one sum to the Contract Holder.

Delete Section 7.08, Transfers from the AG Account.

Delete Section 7.09, Withdrawals from the AG Account, and replace it with the following:

        7.09 Withdrawals and Transfers frown the AG Account - When the Contract Holder requests a withdrawal or transfer from the AG Account, if instructions are not provided by the Contract Holder, amounts are withdrawn on a pro rata basis from the guaranteed term(s) groups in which the Contract is currently invested. Within a guaranteed term group, the amount will be taken first from the oldest deposit period. Withdrawals or transfers from an AG Account guaranteed term before the maturity date are subject to a Market Value Adjustment, except for:

                  (a) Transfers under the Dollar Cost Averaging program; and
                  (b) Withdrawals under the Systematic Withdrawal Option
                      described in Section 8.07.

                  Only a positive Market Value Adjustment will apply to amounts transferred from the AG Account when the Contract Holder elects Annuity Option 2 or 3.

Delete the first paragraph of Section 7.11, AG Account Market Value Adjustment (Factor), and replace it with the following:

       7.11 AG Account Market Value Adjustment (Factor) - The Market Value Adjustment factor (MVA factor) reflects any change in interest rates from the time assets are allocated to the AG Account to the time they are transferred or withdrawn. Except as noted in Sections 7.09, 10.02 and 12.01, an MVA factor is applied to any amount withdrawn or transferred from the AG Account before the end of a guaranteed term.

Delete Section 8.02, Transfers During the Accumulation Period, and replace it with the following:

       8.02 Transfers During the Accumulation Period - Before the Annuity Date, the Contract Holder may transfer from any Fund or guaranteed term of the AG Account to:

                  (a) Any other Fund; or
                  (b) Any guaranteed term of the AG Account available in the current deposit period.

                  Transfer requests can be submitted as a percentage or as a dollar amount. We may establish a minimum transfer amount. Within a guaranteed term group, the amount



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                  transferred is withdrawn first from the oldest deposit period, then from the next oldest, and so on until the amount requested is satisfied.

                  The Contract Holder may make an unlimited number of transfers during the Accumulation Period. The number of free transfers allowed is shown on the Contract Schedule. Transfers in excess of that number may be subject to the transfer charge shown on the Contract Schedule. Transfers of a matured term value from the AG Account on or within one calendar month after a guaranteed term's maturity date do not count against the annual transfer limit.

                  Amounts applied to guaranteed terms of the AG Account may not be transferred to the Funds or to another guaranteed term during the deposit period or for 90 days after the close of the deposit period except for (1) matured term value(s) during the calendar month following the guaranteed term's maturity date and (2) transfers from the one year guaranteed term under the Dollar Cost Averaging program.

                  Except as noted in Section 7.09, 10.02 and 12.01, transfers from guaranteed terms of the AG Account before the maturity date are subject to a Market Value Adjustment.

Add the following paragraph to the end of Section 8.07, System Withdrawal Option
(SWO):

                  Dollar Cost Averaging is not available to Contract Holders who have elected the Systematic Withdrawal Option.

Delete Section 10.01, Death of the Contract Holder Prior to the Annuity Date, and replace it with the following:

         10.01 Death of the Contract Holder Prior to the Annuity Date - In the event of the death of the Contract Holder or a joint Contract Holder prior to the Annuity Date, a death benefit is payable to the Beneficiary(ies) designated by the Contract Holder. Upon the death of a joint Contract Holder, the surviving joint Contract Holder, if any, will be treated as the designated Beneficiary. Any other Beneficiary designation on record with Us at the time of death will be treated as a contingent Beneficiary. If the Contract Holder is a nonnatural person, the death benefit will be payable to the Beneficiary(ies) at the death of the Annuitant.

                  A Beneficiary may request We pay the death benefit under one of the options described in Section 10.03. If the Beneficiary is the spouse of the Contract Holder, or the spouse of the Annuitant if the Contract Holder is a nonnatural person, he or she may elect to continue the Contract in his or her own name and exercise all the Contract Holder's rights under the Contract.

Delete Section 10.02, Death Benefit Amount Prior to the Annuity Date, and replace it with the following:

         10.02    Death Benefit Amount Prior to the Annuity Date:

                  (a) Except as set forth below, the amount of the guaranteed death benefit value is equal to the greater of:



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                           (i)      The Contract Value at the end of the
                                    Valuation Period during which We receive at our Home Office due proof of death and election of the type of payment to be made; or
                           (ii) The death benefit determined as of the Valuation Period corresponding to the date of death.

                                    Until the first Effective Date anniversary, the death benefit is equal to the Purchase Payments made by the Contract Holder prior to the Effective Date anniversary less any withdrawals and any amounts applied to an Annuity Option.

                                    For each Contract year thereafter, the death benefit during the Contract year equals the death benefit at the beginning of the Contract year plus Purchase Payments made during the year less any withdrawals and any amounts applied to an Annuity Option.

                                    On each Effective Date anniversary, the
                                    death benefit is determined as follows:

                                    (A)  The death benefit on the previous
                                         Effective Date anniversary increased by
                                         the death benefit factor shown on the
                                         Contract Schedule; plus
                                    (B)  Purchase Payments made by the Contract
                                         Holder during the Contract year
                                         increased by the death benefit factor
                                         shown on the Contract Schedule for the
                                         portion of the year since the Purchase
                                         Payment was made; less
                                    (C)  Any withdrawals or amounts applied to
                                         an Annuity Option during the Contract
                                         year increased by the death benefit
                                         factor shown on the Contract Schedule
                                         for the portion of the Contract year
                                         since the withdrawal or election of
                                         Annuity option; or

                           (iii) The Contract Value on the most recent seventh year anniversary of the Effective Date plus any Purchase Payments made after such Effective Date anniversary less any withdrawals and any amounts applied to an Annuity Option.

                           Notwithstanding the foregoing, the death benefit under (ii) or (iii) will not exceed the death benefit maximum amount shown on the Contract Schedule.

                           The death benefit calculation described in (ii) and
                           (iii) above, applies until the Contract Holder reaches the death benefit maximum age shown on the Contract Schedule. If the Contract Holder is a nonnatural person, death benefit provisions will be based on the age of the Annuitant. Thereafter, the death benefit is only adjusted for Purchase Payments, withdrawals and amounts applied to Annuity Options. If the Contract Holder reaches the death benefit maximum age shown on the Contract Schedule prior to the



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                           seventh anniversary of the Effective Date, the death
                           benefit will be the greater of (i) or (ii) above.

                           The excess, if any, of the guaranteed death benefit value over the Contract Value is determined when we receive at our Home Office due proof of death and allocated to the Fund shown on the Contract Schedule. The Contract Value plus any excess amount deposited becomes the Contract Value.

                           (b) In the case of a Beneficiary of a surviving joint Contract Holder who continued the Contract in his or her own name, the death benefit shall be equal to (a)(i) above less any applicable deferred sales charge on any Purchase Payment made after We have received at our Home Office due proof of death of the first joint Contract Holder.

                           When the Beneficiary withdraws or transfers all or any portion of the death benefit in the AG Account within six months after the date of death, the amount withdrawn or transferred from the AG Account will be the greater of:

                                    (1)     The aggregate Market Value
                                            Adjustment amount (the amount
                                            resulting from the application of
                                            relevant Market Value Adjustment
                                            factors); or
                                    (2)     The applicable portion of Contract
                                            Value in the AG Account.

                           After the six-month period, when the Beneficiary withdraws or transfers all or any portion of the death benefit in the AG Account, the amount will be equal to the aggregate Market Value Adjustment amount. Only a positive market value adjustment will apply, however, to amounts transferred from the AG Account when the Beneficiary elects Annuity Option 2 or 3.

Delete the last two paragraphs in Section 10.03, Death Benefit Payment Methods and replace them with the following:

         Any portion of the death benefit not applied under Method 3 within one year of the date of the Contract Holder's death, or the death of the Annuitant if the Contract Holder is a nonnatural person, must be distributed within five years of the date of death.

         A spousal beneficiary may elect to continue the Contract in his or her own name, receive a lump sum payment of the death benefit, or use all or any portion of the death benefit to purchase Annuity payments under an Annuity Option.

Delete Section 10.05, Death of the Annuitant, and replace it with the following:

         10.05 Death of the Annuitant - If the Annuitant, who is not a Contract Holder, dies on or before the Annuity Date, a new Annuitant may be named. If no Annuitant is named, the Contract Holder will be the Annuitant. If the Contract Holder is a nonnatural person, the death benefit will be paid at the death of the Annuitant and no new Annuitant may be named. If the Annuitant dies after the Annuity Date, the death benefit, if any, will be payable to the Beneficiary as specified in the Annuity Option elected. We will require proof of the


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                  Annuitant's death. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

Delete the second paragraph in Section 12.01, Designation of Annuitant, and replace it with the following:

             The Contract Holder elects an Annuity Option by telling Us to use all or any portion of the Contract Value (minus any applicable premium taxes if not previously deducted) to purchase Annuity payments under an Annuity Option. If the Contract Holder elects Annuity Option 1, the amount applied to purchase Annuity payments will be equal to the Adjusted Contract Value. If the Contract Holder elects Annuity Option 2 or 3, the amount applied to purchase Annuity payments will be the greater of:

                  (1)      The Adjusted Contract Value; or
                  (2)      The Contract Value.

Endorsed and made part of this Contract on the Effective Date of the Contract.



                                          /s/ Dan Kearney
                                          President
                                          Aetna Insurance Company of America


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